Exhibit 10.1

[U.S. Bank Letterhead]

December 17, 2016

Piper Jaffray & Co.
800 Nicollet Mall, J09S04
Minneapolis, Minnesota 55402
Attention: Debbra L. Schoneman, Chief Financial Officer and Timothy L. Carter, Treasurer

Re:    Amended and Restated Loan Agreement dated as of December 28, 2012, executed by U.S. Bank National Association (“Lender”) and Piper Jaffray & Co. (“Borrower”), as amended by the First Amendment to Amended and Restated Loan Agreement dated as of December 28, 2013, the Second Amendment to Amended and Restated Loan Agreement dated as of December 19, 2014, the Third Amendment to Amended and Restated Loan Agreement dated as of December 18, 2015 and the Fourth Amendment to Amended and Restated Loan Agreement dated as of December 17, 2016 (as amended, the “Agreement”; all capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Agreement as amended by this letter agreement).

Dear Debbra and Tim:

This letter agreement is the Pricing Letter, as defined in the Agreement (and amends, restates and replaces the Pricing Letter dated December 18, 2016). The following terms are defined and incorporated into the Agreement by reference:

Applicable Margin shall mean 1.0%.

Commitment Fee. From and including the date of this Agreement to but excluding the Termination Date, Borrower shall pay a nonrefundable commitment fee on the unused portion of the Facility Amount (determined by subtracting the outstanding principal amount of all Advances from the Facility Amount) at an annual rate of 0.20%. The commitment fee shall be (a) calculated on a daily basis, (b) payable quarterly in arrears on the first day of each calendar quarter prior to the Termination Date and on the Termination Date, and (c) calculated on an actual day, 360‑day year basis.

Work Fee. Borrower shall pay Lender, in conjunction with the Fourth Amendment to Loan Agreement dated as of December 17, 2016, a work fee in the amount of $250,000.

Please indicate your acceptance of this Pricing Letter by signing in the space indicated below and returning a copy of this letter to the undersigned.

Very Truly Yours,

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Christopher M. Doering
Name: Christopher M. Doering
Title: Senior Vice President

[BORROWER’S SIGNATURES ON PAGE 2]

Piper Jaffray & Co.
December 17, 2016

Accepted and agreed to by Borrower as of December 17, 2016:

PIPER JAFFRAY & CO.

By: /s/ Debbra L. Schoneman
Name: Debbra L. Schoneman
Title: Chief Financial Officer

By: /s/ Timothy L. Carter
Name: Timothy L. Carter
Title: Treasurer